POWER OF ATTORNEY

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

Jason J. Poor Michael J. Pelzel Matthew J. Buschy Diana M. Marchesi Kevin L. Kehn Alyson L. Adams	Karen M. Bohn Ronald L. Guzior Shweta Jhanji Gregg L. Ewing Sarah J. Thompson John D. Bullock

Do hereby jointly and severally authorize Nicole D. Wood and Paula J. Minella to sign as their attorneys-in-fact and agents any and all documents (i.e., Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief) on behalf of the registrants reflected in the attached list that have been filed with the Securities and Exchange Commission by RiverSource Life Insurance Co. of New York pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, by means of the Security and Exchange Commission’s electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and do hereby ratify such signatures heretofore made by such persons.

It is expressly understood by the undersigned that all to whom this Power of Attorney is presented are hereby authorized to accept a copy, photocopy or facsimile of this authorization with the same validity as the original.

This Power of Attorney may be executed in any number of counterpart copies, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth. Dated: August 11, 2026

/s/ Jason J. Poor	/s/ Karen M. Bohn
Jason J. Poor	Karen M. Bohn
President and Chief Executive Officer	Director

/s/ Michael J. Pelzel	/s/ Ronald L. Guzior
Michael J. Pelzel	Ronald L. Guzior
Senior Vice President – Corporate Tax	Director

/s/ Matthew J. Buschy	/s/ Shweta Jhanji
Matthew J. Buschy	Shweta Jhanji
Vice President – National Sales	Senior Vice President and Treasurer
Manager

/s/ Kevin L. Kehn	/s/ John D. Bullock
Kevin L. Kehn	John D. Bullock
Senior Vice President and Chief Actuary	Director

/s/ Alyson L. Adams	/s/ Gregg L. Ewing
Alyson L. Adams	Gregg L. Ewing
Director	Vice President, Chief Financial Officer and Controller

/s/ Diana M. Marchesi	/s/ Sarah J. Thompson
Diana M. Marchesi	Sarah J. Thompson
Director	Director